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                                                                     Exhibit 5.1

                        TESTA, HURWITZ & THIBEAULT, LLP

                               ATTORNEYS AT LAW

                      HIGH STREET TOWER, 125 HIGH STREET

     OFFICE (617) 248-7000    Boston, Massachusetts  02110    FAX (617) 248-7100





                                             August 30, 1996

PerSeptive Biosystems, Inc.
500 Old Connecticut Path
Framingham, MA  01701

     RE:  Form S-3 Registration Statement
          -------------------------------

Ladies and Gentlemen:

     We are counsel to PerSeptive Biosystems, Inc., a Delaware corporation (the "Company"), and have represented the Company in connection with the preparation and filing of the Company's Form S-3 Registration Statement (the "Registration Statement"), covering the sale to the public of up to 2,579,286 shares of the Company's Common Stock, $.01 par value per share, being sold by certain stockholders of the Company (the "Shares"). Terms not otherwise defined herein shall have the meaning assigned to them in the Registration Statement.

     We have reviewed the corporate proceedings taken by the Board of Directors of the Company with respect to the authorization and issuance of the Shares. We have also examined and relied upon originals or copies, certified or otherwise authenticated to our satisfaction, of all corporate records, documents, agreements or other instruments of the Company and have made all investigations of law and have discussed with the Company's officers all questions of fact that we have deemed necessary or appropriate.

     Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued to the Selling Shareholders as described in the Registration Statement, will be validly issued, fully paid and non-assesable.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm in the Prospectus contained in the Registration Statement under the caption "Legal Matters."

                                         Very truly yours,


                                         /s/ Testa, Hurwitz & Thibeault, LLP


                                         TESTA, HURWITZ & THIBEAULT, LLP